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Exhibit 23.5

Consent of DeGOLYER and MacNAUGHTON

April 17, 2007

Cimarex Energy Co.
1700 Lincoln Street, Suite 1800
Denver, CO 80203-4518

Ladies and Gentlemen:

        We consent to the references to DeGolyer and MacNaughton and to references as consented to in our letter to Cimarex Energy Co. (Cimarex) dated April 6, 2007, which were included in the Form S-3 filed April 11, 2007, by Cimarex, to be incorporated by reference in Cimarex's subsequent Form S-3 filed under Rule 462(b) on April 17, 2007.

Very truly yours,
/s/ DEGOLYER AND MACNAUGHTON DeGOLYER and MacNAUGHTON

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Consent of DeGOLYER and MacNAUGHTON